Exhibit 3.16
AMENDED AND RESTATED
BYLAWS
OF
DAKOTA GROWERS PASTA COMPANY, INC.
ARTICLE I
Shareholders
Section 1.1.    Regular Meetings. A regular meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of North Dakota, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the regular meeting.
Section 1.2.    Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but except as otherwise provided by law, such special meetings may not be called by any other person or persons.
Section 1.3.    Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting, whether proxies are permitted at the meeting and, if so, the procedure for appointing proxies and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Law, the Amended and Restated Articles of Incorporation of Dakota Growers Pasta Company, LLC. (the “Articles of Incorporation”) or these bylaws, the written notice of any meeting shall be given not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation.
Section 1.4.    Adjournments. Any meeting of shareholders, regular or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Unless the adjourned meeting is to be held not more than one hundred twenty days after the date fixed for the original meeting and the date, time and place of the meeting were announced at the time of the original meeting or adjournment of the original meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 1.5.     Quorum. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of shares having a majority of the votes which could be cast by the holders of all outstanding shares entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of the corporation belonging to the corporation or to any subsidiary shall neither be entitled to vote on any manner nor be counted for quorum purposes. Shares of the corporation in the name of or under the control of the corporation or a subsidiary in a fiduciary capacity are not entitled to be voted on any matter, except to the extent that the settlor or beneficial owner of such shares possesses and exercises a right to vote or gives the corporation or, with respect to shares in the name of or under control of a subsidiary, such subsidiary, binding instructions on how to vote the shares.

Section l.6.     Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or, in his absence, by the Vice Chairman of the Board, if any, or, in his absence, by the President, or, in his absence, by a Vice President, or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but, in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7.    Voting; Proxies. Except as otherwise provided by the Articles of Incorporation, each shareholder to vote at any meeting of shareholders shall be entitled to one vote for each share held by him which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the officer of the corporation authorized to tabulate proxy votes. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares having a majority of the votes which could be cast by the holders of all outstanding shares entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the law, the Articles of Incorporation or these bylaws, be decided by the vote of the holders of shares having a majority of the votes which could be cast by the holders of all shares entitled to vote thereon which are present in person or represented by proxy at the meeting.
Section 1.8.    Fixing Date for Determination of Shareholders of Record. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than fifty days before the date of such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than fifty days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice was given, or if notice is waved, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors: may fix a new record date for the adjourned meeting.
Section 1.9.    List of Shareholders Entitled to Vote. Unless all of the outstanding shares of the corporation are held by a single holder, the corporation shall prepare a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be available for inspection by any shareholder for the purpose of communication with other shareholders concerning the meeting, during ordinary business hours, for a period beginning two business days after the meeting notice is given and continuing through the date of the meeting, either at the principal executive office of the corporation or at a reasonable place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. If the corporation refuses to allow a shareholder with voting rights, the shareholder’s agent or attorney to inspect the list of shareholders before or at the meeting, the district court of the county where the principal executive office of the corporation is located, on application of the shareholder, may order the inspection or copying at the corporation’s expense, postpone the meeting until the inspection or copying is complete, or order the corporation to pay the shareholder's costs, including reasonable attorneys' fees, incurred to obtain the order. The share ledger shall be the only evidence as to who are the shareholders entitled to examine the share ledger, the list of shareholders or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.
Section 1.10.    Action By Consent of Shareholders. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any regular or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, or consented to by authenticated electronic communication, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the text and effective date of any corporate action taken without a meeting by less than unanimous written consent shall be given to all shareholders no later than five days after the effective time of the action.
ARTICLE II
Board of Directors
Section 2.1.     Number; Qualifications. The Board of Directors shall consist of one or more members, the numbers thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be shareholders.
Section 2.2.     Election; Resignation; Removal; Vacancies. At the first regular meeting of shareholders and at each regular meeting thereafter, the shareholders shall elect directors, each of whom shall hold office until the next regular meeting of shareholders or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of shareholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.
Section 2.3.    Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of North Dakota and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.
Section 2.4.     Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of North Dakota whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.
Section 2.5.    Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
Section 2.6.    Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in the cases in which the Articles of Incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7.     Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8.    Action by Written Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if the number of members of the Board of Directors or, such committee, as the case may be, as would be required to take the same action at a meeting of the Board of Directors or such committee at which all members of the Board of Directors or such committee were present consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.
ARTICLE III
Committees
Section 3.1.     Committees. The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may designate one or more committees each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place, of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
Section 3.2.    Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such roles each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of the bylaws.
ARTICLE IV
Officers
Section 4.1.     Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President, Secretary and Treasurer, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors also may choose a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Directors may determine. Each such officer shall bold office until the first meeting of the Board of Directors after the regular meeting of shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
Section 4.2.     Powers and Duties of Executive Officers. The officers of the corporation shall have such power and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V
Share Certificates
Section 5.1.    Share Certificates. Every holder of shares shall be entitled to have a share certificate signed by or in the name of the corporation by the President Vice President, and by the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any or all of the signatures on the share certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be such officer, transfer agent, or registrar before such share certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Notwithstanding the foregoing, unless otherwise provided by law, the Board of Directors may determine that some or all of any or all classes and series of the corporation’s shares shall be uncertificated.
Section 5.2.    Lost, Stolen or Destroyed Share Certificates; Issuance of New Certificates. The corporation may issue a new share certificate in the place of any share certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed share certificate or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new share certificate.
ARTICLE VI
Indemnification
Section 6.1.    Right to Indemnification. Any person who at any time shall serve or shall have served director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation, in accordance with and to the fullest extent permitted by the North Dakota Business Corporation Act, as it may be amended from time to time.
Section 6.2.    Prepayment or Expenses. The corporation shall pay the reasonable expenses incurred in defending a proceeding, in advance of its final disposition, in accordance with and to the fullest extent permitted by the North Dakota Business Corporation Act, as it may be amended from time to time.
Section 6.3.    Exercise of Powers. All decisions under this Article VI shall be made by the shareholders, the Board of Directors, or if the Board of Directors are not able to decide or so direct, by independent legal counsel. The corporation's exercise of the power to indemnify and advance expenses pursuant to this Article VI shall not be deemed to limit any other exercise or restriction of such powers by the corporation. Any repeal or modification of this Article VI shall not adversely affect any right or protection of any person in respect to any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VII
Miscellaneous
Section 7.1.    Fiscal Year. The fiscal year of the corporation shall be January 1 through December 31 each year unless determined otherwise by resolution of the Board of Directors.
Section 7.2.    Seal. The corporation may, but need not, adopt a corporate seal. Any corporate seal adopted by the corporation shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation.
Section 7.3.    Waiver of Notice of Meetings of Shareholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.
Section 7.4.    Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (l) the material facts as to his relationship or interest and as to contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon. and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.
Section 7.5    Form of Records. Any records maintained by the corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
Section 7.6.     Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the shareholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.